UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2007

SANGUI BIOTECH INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-21271                                                                               84-1330732
 (Commission File Number)                                               (IRS Employer Identification No.)

Alfred-Herrhausen-Str. 44, 58455 Witten, Germany
(Address of Principal Executive Offices) (Zip Code)

011-49-2302-915-204
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director

On September 30, 2008, Prof. Dr. Dr. Wolfgang Barnikol submitted his resignation as a Director of the Board of Directors of the Registrant, effective as of September 30, 2008.  There were no disagreements between the Registrant and Dr. Barnikol that led to his resignation.

Item 8.01 Other Events

Legal Proceedings

The Registrant has been made aware of the fact that its former President, CEO, CFO and Director, Prof. Dr. Dr. Wolfgang Barnikol has been found jointly and severally liable to Dr. Rainer Felfe, a shareholder of the Registrant, in a civil suit for the amount of approximately 700,000 euros (approximately US $952,000), which amount includes interest and costs, in a judgment rendered September 13, 2007 by the District Appeal Court of Dusseldorf, Germany (Oberlandesgericht Düsseldorf I 6 U 96/06). This judgment is enforceable, but has not yet become final and absolute as Dr. Barnikol has submitted a petition of appeal to the Federal Supreme Court of Germany (Bundesgerichtshof). The Registrant was not and is not a party to these proceedings.

Addtionally, the Registrant has been made aware of a judgment rendered by the District Court of Dusseldorf (Landgericht Düsseldorf 7 O 299/04), dated September 2, 2008, finding former President, CEO, CFO and Director, Prof. Dr. Dr. Wolfgang Barnikol jointly and severally liable to another shareholder of the Registrant in a civil suit for the amount of approximately 150,000 euros (approximately US $204,000), which amount includes interest and costs. This judgment is preliminarily enforceable, but has not yet become final and absolute. The Registrant was not and is not a party to these proceedings.

On February 14, 2007, Dr. Rainer Felfe, filed a claim (4 Ca 431/07) against the Registrant and its subsidiary, SanguiBioTech GmbH, with the Industrial Relations Court in Bochum, Germany (Arbeitsgericht Bochum).  Dr. Felfe's claim states that he is entitled to receive outstanding wages and salaries owed to Prof. Dr. Dr. Wolfgang Barnikol by the Registrant, or its subsidiary, in the amount of approximately 370,000 euros (approximately US $503,200) as partial relief of a judgment rendered in the civil case in the District Appeal Court of Dusseldorf, Germany (Oberlandesgericht Düsseldorf  I 6 U 96/06).  Dr. Barnikol has never made a claim against the Registrant, or its subsidiary, for outstanding wages with any governmental agency and acknowledges there are no outstanding wages are due to him by either the Registrant or its subsidiary.  The claim by Dr. Felfe has been declared pending by the Industrial Relations Court until a final judgment is rendered by the Federal Supreme Court.  The Registrant believes the claim lacks merit and plans to vigorously defend this claim.

The Registrant intends to file amended reports for the quarters ended March 31, 2007, September 30, 2007, December 31, 2007, and March 31, 2008 as well as for the fiscal year ended June 30, 2007 to fully reflect the above information.

Change in Date of Annual Meeting

The Registrant is currently preparing its financial statements for its fiscal year ended June 30, 2008.  The ensuing report on Form 10-KSB will be filed with the Securities and Exchange Commission and made public in due course.  It will be included in the proxy materials for the forthcoming annual shareholders' meeting; this was also requested in a letter by the Securities and Exchange Commission with regard to the Registrant's 14A filing.  Subsequently, the shareholders' meeting will be delayed by a few weeks.  Shareholders will be informed about the meeting schedule immediately after the board of directors confirm a new meeting date and file an amended 14A.  The Registrant has issued a press release announcing the delay in the annual shareholders' meeting date, and a copy of the press release is included as exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sangui Biotech International, Inc.

Date: October 3, 2008                                                         /s/ Thomas Striepe
                                _______________________________________
By: Thomas Striepe
Its:  President